As filed with the Securities and Exchange Commission on June 5, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ONKURE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-2309515
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6707 Winchester Circle, Suite 400 Boulder, Colorado 80301
(Address of Principal Executive Offices, including zip code)

OnKure Therapeutics, Inc. Amended and Restated 2024 Equity Incentive Plan
(Full title of the plan)

Nicholas A. Saccomano
President and Chief Executive Officer
6707 Winchester Circle, Suite 400

Boulder, CO 80301

(720) 307-2892

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Tony Jeffries

Jennifer Knapp

Phillip McGill

Wilson Sonsini Goodrich & Rosati, P.C.

1155 Canyon Blvd., Suite 400

Boulder, CO 80302

(303) 256-5900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by OnKure Therapeutics, Inc. (the “Registrant”) for the purpose of registering 3,231,638 additional shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) of the Registrant reserved for issuance under the OnKure Therapeutics, Inc. Amended and Restated 2024 Equity Incentive Plan (the “Restated 2024 Plan”).

The number of shares of Class A Common Stock available for issuance under the Restated 2024 Plan was increased by 3,231,638 shares upon the Registrant obtaining stockholder approval of the Restated 2024 Plan at the Registrant’s 2026 Annual Meeting of Stockholders on June 3, 2026 and is subject to an annual increase on the first day of each fiscal year in an amount equal to 5.0% of all classes of the Registrant’s common stock outstanding on the last day of the immediately prior fiscal year or such lesser number of shares determined by the administrator of the 2024 Restated Plan.

All of the shares registered pursuant to this Registration Statement became available for issuance under the 2024 Restated Plan on June 3, 2026.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant previously registered shares of its Class A Common Stock for issuance under the OnKure Therapeutics, Inc. 2024 Equity Inventive Plan on Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on December 9, 2024 (File No. 333-283693), March 10, 2025 (File No. 333-285680) and March 12, 2026 (File No. 333-294248) (the “Previous Forms S-8”). Accordingly, pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Previous Forms S-8, including the information incorporated by reference therein and the periodic reports filed after the Previous Forms S-8 to maintain current information about the Registrant, except as set forth below.

The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

1.
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 12, 2026 (File No. 001-40315) (the “Annual Report”);
2.
All other reports filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report (other than reports, documents or information, or portions thereof, deemed to have been furnished and not filed in accordance with the rules of the SEC); and
3.
The description of the Registrant’s Class A Common Stock contained in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 12, 2026, including any amendment or report filed for the purpose of updating such description.

All other reports or documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such reports and documents; provided, however, that reports, documents and information, or portions thereof, deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The Registrant has filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation, as amended, of OnKure Therapeutics, Inc.	8-K	001-40315	3.2	October 8, 2024
4.2	Amended and Restated Bylaws of OnKure Therapeutics, Inc.	8-K	001-40315	3.3	October 8, 2024
4.3	Amended and Restated 2024 Equity Incentive Plan.	8-K	001-40315	10.1	June 4, 2026
4.4	Form of Stock Option Agreement Under 2024 Equity Incentive Plan.	S-4/A	333-28069	10.33	August 19, 2024
4.5	Form of Restricted Stock Unit Agreement Under 2024 Equity Incentive Plan.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
23.1	Consent of KPMG LLP, independent registered public accounting firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1 hereto).
24.1	Power of Attorney (included on the signature page hereto).
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on June 5, 2026.

ONKURE THERAPEUTICS, INC.

By:	/s/ Nicholas A. Saccomano
Nicholas A. Saccomano
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Nicholas A. Saccomano and Jason Leverone, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact, proxy and agent, or any substitute of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Nicholas A. Saccomano Nicholas A. Saccomano	Chief Executive Officer, President and Director (Principal Executive Officer)	June 5, 2026

/s/ Jason Leverone Jason Leverone	Chief Financial Officer (Principal Financial and Accounting Officer)	June 5, 2026

/s/ R. Michael Carruthers R. Michael Carruthers	Director	June 5, 2026

/s/ Michael Grey Michael Grey	Director	June 5, 2026

/s/ Valerie M. Jansen Valerie M. Jansen	Director	June 5, 2026

/s/ Isaac Manke Isaac Manke	Director	June 5, 2026

/s/ Edward T. Mathers	Director	June 5, 2026
Edward T. Mathers

/s/ Andrew Phillips	Chairman	June 5, 2026
Andrew Phillips

/s/ Liam Ratcliffe	Director	June 5, 2026
Liam Ratcliffe